Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       33,467,183
BANK OF AMERICA SECURITIES LLC              56-2058405       45,965,637
BNP PARIBAS SECURITIES CORP.                13-3235334       43,451,041
CITIGROUP, INC.                             52-1568099       35,856,884
J.P. MORGAN SECURITIES LLC                  00-0000000       10,655,855
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        6,910,304
MORGAN STANLEY CO INCORPORATED              13-2665598        4,394,920
BARCLAYS CAPITAL INC.                       05-0346412        4,281,076
NOMURA                                      13-2642206        3,941,257
WELLS FARGO BANK                            41-0449260        5,495,520






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       32,869,395
BANK OF AMERICA SECURITIES LLC              56-2058405       12,357,895
BNP PARIBAS SECURITIES CORP.                13-3235334          510,955
CITIGROUP, INC.                             52-1568099        4,965,859
J.P. MORGAN SECURITIES LLC                  00-0000000        8,029,634
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        7,938,634
MORGAN STANLEY CO INCORPORATED              13-2665598        5,358,966
BARCLAYS CAPITAL INC.                       05-0346412        4,360,553
NOMURA                                      13-2642206        3,463,767
WELLS FARGO BANK                            41-0449260          803,161




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    213,439,464 D. Total Sales: 94,775,038

                               SCREEN NUMBER : 12